SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __________)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

☐	Confidential, for use of the Commission only (as permitted by the Rule 14a-6(e)(2)).

DiCon Fiberoptics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 15, 2003

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS OF
DICON FIBEROPTICS, INC.

To the Shareholders of DiCon Fiberoptics, Inc. (“DiCon”):

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of DiCon will be held at the DiCon executive offices, 1689 Regatta Blvd., Richmond, CA 94804, on Sunday, September 21, 2003, commencing at 10:00 a.m. local time, for the following purposes:

1.	To elect the directors of DiCon. The nominees presented by the board for election are Ho-Shang Lee, Gilles M. Corcos, C.L. Lin, Andrew F. Mathieson, and Dunson Cheng.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for DiCon for the fiscal year ending March 31, 2004.

3.	To transact such other business as may come before the meeting.

Whether or not you plan to attend the DiCon annual meeting in person, please complete and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope.

/s/ Anthony T. Miller

Anthony T. Miller
General Counsel and Secretary

Enclosures

PROXY STATEMENT
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
EXECUTIVE AND DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
SHAREHOLDER PROPOSALS – 2004 ANNUAL MEETING
PROXY

PROXY STATEMENT

DiCon Fiberoptics, Inc. (“DiCon” or the “Company”) is providing this Proxy Statement in connection with the solicitation by the Board of Directors of DiCon of Proxies to be voted at DiCon’s annual shareholders meeting to be held on Sunday, September 21, 2003, at 10:00 am in the auditorium of our executive offices, 1689 Regatta Blvd., Richmond, CA 94804.

We are asking shareholders to complete and return to us before the meeting the enclosed Proxy for the election of directors. Biographical information about the directors is set forth on pages 1 and 2 of this Proxy Statement.

We are also asking shareholders to approve PricewaterhouseCoopers LLP as the independent auditors for DiCon’s financial statements for the fiscal year ending March 31, 2004, and to indicate whether or nor you authorize the proxy holder to vote on other business that may come before the meeting. At the present time, we know of no other business to be presented at the meeting.

The Proxy Statement and form of Proxy are first being sent or delivered to shareholders on August 15, 2003, to shareholders of record on August 14, 2003. There were 112,016,277 shares of DiCon common stock outstanding as of August 14, 2003. The presence, in person or by proxy, of shareholders representing a majority of the outstanding shares constitutes a quorum for the transaction of business at the meeting.

A shareholder is entitled to one vote for each share held. In the election for directors, if one or more shareholders has given notice at the meeting prior to the voting of the shareholder’s intent to cumulate votes, then every shareholder entitled to vote may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distribute the votes on the same principle among as many candidates as the shareholder chooses. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected. For all other matters to be voted on, the affirmative vote of a majority of the shares represented and voting with respect to such matter is required.

You may revoke your Proxy prior to the vote pursuant thereto by a written notice delivered to DiCon stating that the Proxy is revoked, by submitting a later dated Proxy, or by voting in person at the meeting.

If you have any questions concerning this Proxy Statement or the Proxy, please call or email Dr. Ho-Shang Lee at 510-620-5000 or hslee@diconfiber.com, respectively.

Whether or not you plan to attend the DiCon annual meeting in person, please complete and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     DiCon’s executive officers, significant employees and directors as of June 27, 2003, are as follows:

Name	Age	Position

Ho-Shang Lee, Ph.D.	44	President, Chief Executive Officer and Director
Gilles M. Corcos, Ph.D.	76	Chairman of the Board and Director
Paul Ming-Ching Lo	45	Vice President of Manufacturing and Operations
Jannett Wang	50	Vice President of Administration
Chun-Lung Lin	44	President of Global Fiberoptics Inc. and Director
Anthony T. Miller	61	General Counsel and Secretary
Andrew F. Mathieson	46	Director
Dunson Cheng, Ph.D.	58	Director

     Ho-Shang Lee, Ph.D., President, Chief Executive Officer and Director. Dr. Ho-Shang Lee has served as DiCon’s President, Chief Executive Officer and a member of the Board of Directors since the inception of DiCon in June 1986. Dr. Lee earned his B.S. in Engineering from National Cheng-Kung University, Taiwan, in 1979 and his M.S. and Ph.D. in Mechanical Engineering from the University of California, Berkeley in 1984 and in 1986, respectively.

     Gilles M. Corcos, Ph.D., Chairman of the Board and Director. Dr. Gilles M. Corcos has served as Chairman of the Board and Director since 1986. Dr. Corcos has also served as Chief Financial Officer. From 1958 to 1990, Dr. Corcos was a professor in the University of California, Berkeley’s Mechanical Engineering Department. Dr. Corcos holds a Ph.D. from the University of Michigan and a Doctorat d’Etat (Physics) from the University of Grenoble, France. Dr. Corcos also serves as a director of Agua Para La Vida, a non-government organization incorporated in the State of California.

     Paul Ming-Ching Lo, Vice President of Manufacturing and Operations. Paul Ming-Ching Lo joined DiCon in August 1997. Prior to joining DiCon, Mr. Lo was President and Chief Engineer of FEAC Technologies, Inc. from 1986 to 1997. Mr. Lo earned his B.S. in Engineering in 1979 from National Cheng-Kung University, Taiwan.

     Jannett Wang, Vice President of Administration. Jannett Wang joined DiCon in April 1999. Prior to joining DiCon, Ms. Wang worked for several management consulting firms, including Data Resources Inc. (now McGraw Hill). Ms. Wang earned a B.S. in Engineering in 1974 from National Taiwan University and an M.B.A. in 1981 from Columbia University. Ms. Wang did graduate work in economics and city and regional planning at the University of Pennsylvania.

     Chun-Lung Lin, President of Global Fiberoptics Inc. and Director. Chun-Lung Lin is the President of Global Fiberoptics Inc. (“Global”), DiCon’s subsidiary in Taiwan. Before joining Global in January 2000, Mr. Lin owned and managed Guo Bao Construction Co. Ltd. in Taiwan for ten years. Mr. Lin joined DiCon’s Board of Directors in June 2000. Mr. Lin earned a B.S. and an M.S. in Engineering from National Cheng-Kung University, Taiwan, in 1979 and 1981, respectively. He is the brother-in-law of Dr. Ho-Shang Lee.

     Anthony T. Miller, General Counsel and Secretary. Anthony T. Miller joined DiCon in March 2000. Before joining DiCon, Mr. Miller was in private law practice in San Francisco. Mr. Miller’s prior experience includes serving as Vice President-Administration, General Counsel and Secretary of American Resource Corporation, and as an Assistant General Counsel of Bank of America. Mr. Miller earned a B.A. in Political Science from Stanford University in 1964 and a J.D. from Hastings College of Law in 1968.

     Andrew F. Mathieson, Director. Andrew F. Mathieson has served as a member of the Board of Directors since June 2000. Mr. Mathieson is the President of Fairview Capital Investment Management LLC (“Fairview”), a registered investment advisor located in Greenbrae, California. Fairview, which was founded by Mr. Mathieson in 1995, manages separate portfolios and is the General Partner of a private investment partnership. Mr. Mathieson earned a B.A. from Yale University in 1978, and an M.B.A. from Stanford University in 1984.

     Dunson Cheng, Ph.D., Director. Dr. Dunson Cheng joined the Board of Directors in February 2002. Dr. Cheng is the Chairman and President of Cathay Bank and Cathay Bancorp. Dr. Cheng earned his B.S. in Applied Math and Physics from the University of Wisconsin at Madison, Wisconsin and his Ph.D. in Physics from the State University of New York at Stony Brook, and did post-doctorate research at the University of Oregon. Dr. Cheng worked for Xerox before joining Cathay Bank. Dr. Cheng was appointed President of Cathay Bank in 1985, President of Cathay Bancorp in 1990 and Chairman of both institutions in 1994.

     Information concerning the Board of Directors

     The Board of Directors has five directors.

     The Board of Directors does not have standing audit, nominating or compensation committees or committees performing similar functions.

     The Board of Directors held two meetings during the fiscal year ended March 31, 2003. All of the directors attended the two meetings.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and holders of more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such officers, directors, and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of such forms that it has received, the Company believes that, during fiscal year 2002, all Section 16(a) filing requirements were satisfied on a timely basis.

EXECUTIVE AND DIRECTOR COMPENSATION

     Summary Compensation Table:

     The following table sets forth all compensation for the chief executive officer, the three most highly compensated executive officers other than the chief executive officer who were serving at the end of the fiscal year ended March 31, 2003 (fiscal year 2002), and two executive officers for whom disclosures would have been provided but for the fact they were not serving as an executive officer at the end of the last completed fiscal year. This table shows the compensation earned by these individuals for the last three fiscal years ended March 31, 2003.

		Annual Compensation			Long-term Compensation

					Securities
	Fiscal Year				Underlying	LTIP	All Other
Name And Principal	Ended			Bonus ($)	Options (#)	Payouts ($)	Compensation
Position	March 31	Salary ($)		(1)	(2)	(3)	($) (4)

Ho-Shang Lee, Ph.D.	2003	$60,328		—	—	—	$1,760
President and Chief	2002	$65,700		—	—	—	$4,800
Executive Officer	2001	$72,000		$2,691,000	—	—	$4,600

Paul Ming-Ching Lo	2003	$142,954		—	—	$451,933 (5)	$3,260
Vice President of	2002	$144,480		—	—	$251,074	$3,611
Manufacturing and	2001	$133,083		$21,752	676,354	—	$1,007,560 (6)
Operations

Jannett Wang	2003	$80,084		—	—	—	—
Vice President of	2002	$88,575		—	20,368	—	—
Administration	2001	$61,283		—	122,208	—	—

Anthony T. Miller	2003	$243,515		—	—	—	—
General Counsel and	2002	$251,599		—	22,400	—	—
Secretary	2001	$195,353		$21,752	134,400	—	—

David I. Polinsky, Ph.D.	2003	$134,306	(7)	—	—	$7,213,050 (8)	—
Senior Vice President,	2002	$299,875		—	—	$2,404,350	$4,613
Business Development	2001	$300,000		—	4,212,000	—	$9,621,900 (9)

Frank W. Tilley	2003	$163,713	(10)		—	—	$5,500
Director of Finance	2002	$184,615		—	100,000	—	$5,100
	2001	$98,718	(11)	—	—	—	—

(1)	Prior to April 2001, DiCon maintained a discretionary profit sharing bonus plan for eligible employees. Profit sharing payments were determined and paid on an annual basis. The profit sharing bonus shown for the fiscal year ended March 31, 2001, was paid to the named executives (as well as to other eligible employees) on April 16, 2001. This plan was discontinued in April 2001.

(2)	Effective March 31, 2001, DiCon offered a new Employee Stock Option Plan to replace its Phantom Stock Plan which had been in place since 1999. Under the terms of the Employee Stock Option Plan, employees who were participants in the Phantom Stock Plan were allowed to convert their vested phantom stock units and their “promised” phantom stock units to cash payments of $4.11 per share (paid in equal annual installments over four years), additional employee stock options, or a combination of both. Options that were converted from vested phantom stock units vested immediately. Options that were converted from promised phantom stock units vest in accordance with the original vesting schedule for the phantom stock units, but not less than 20 percent per year. The number of shares shown in this column includes stock options granted on the conversion from the Phantom Stock Plan to the Employee Stock Option Plan.

(3)	The amounts in this column represent cash payments received by the named employees under the conversion from the Phantom Stock Plan to the Employee Stock Option Plan. Amounts shown for the fiscal year ended March 31, 2002, are the first annual installments paid on March 28, 2002. For amounts shown for the fiscal year ended March 31, 2003, see footnotes (5) and (8) below.

(4)	The amounts in this column include DiCon’s contributions to the 401(k) plan which covers all eligible employees who meet certain service requirements and the future cash payments resulting from the conversion of the Phantom Stock Plan to the Employee Stock Option Plan. The actual amounts paid on the future cash payments are shown in column (3) for the fiscal year in which received.

Employees may elect to defer a portion of their gross salary to their accounts within the 401(k) plan. DiCon at its option may make additional contributions to the employee accounts. For the fiscal years ended March 31, 2003, 2002, and 2001, DiCon elected to match 50 percent of the first 6 percent of the employee contributions. DiCon’s contributions are subject to a six-year vesting schedule.

(5)	The amount is the cash payment received pursuant to the Company’s offer for an early discounted payment to employees who were entitled to future cash payments in installments under the conversion of the Phantom Stock Plan to the Employee Stock Option Plan. The amount of future cash payments to which the named employee was originally entitled is stated in footnote (6) below.

(6)	The amount includes DiCon’s 401(K) contribution of $3,265 and the future promised cash payments of $1,004,295 from conversion (see footnotes (3) and (4) above). The first installment of $251,074 was paid on March 28, 2002. The amount of the remaining future promised cash payments of $753,221 were reduced by $301,288, resulting in a discounted cash payment of $451,933 on January 10, 2003. See footnote (5) above.

(7)	Dr. Polinsky voluntarily resigned his position with DiCon on August 30, 2002.

(8)	The amount is the cash payment received by the employee upon his resignation under the terms of the conversion of the Phantom Stock Plan to the Employee Stock Option Plan. The amount of future cash payments to which the named employee was originally entitled is stated in footnote (9) below.

(9)	The amount includes DiCon’s 401(K) contribution of $4,500 and the future promised cash payout of $9,617,400 from conversion (see footnotes (3) and (4) above).

(10)	Mr. Tilley voluntarily resigned his position with DiCon on January 31, 2003.

(11)	Mr. Tilley was hired on July 25, 2000.

     Options Grants in Last Fiscal Year

     There were no stock options for DiCon shares granted to the executive officers listed in the Summary Compensation Table during the fiscal year ended March 31, 2003.

     Aggregated Options Exercises in Last Fiscal Year and Fiscal Year — End Option Values

     The following table sets forth for each executive listed in the Summary Compensation Table the number of options exercised in the fiscal year ended March 31, 2003, and the number of shares subject to both exercisable and unexercisable stock options as of March 31, 2003. In addition, the table sets forth the value of unexercised options as of March 31, 2003.

Number Of Shares
			Underlying Unexercised		Value of Unexercised in-the-
	Shares		Options at Fiscal Year-End		money Options at Fiscal Year
	Acquired	Value	(# of shares)		End (1)
	On	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul Ming-Ching Lo Vice President of Manufacturing and Operations	—	—	532,354	144,000	—	—

Jannett Wang Vice President of Administration	—	—	71,557	71,019	—	—

Anthony T. Miller General Counsel and Secretary	—	—	66,560	90,240	—	—

David I. Polinsky, Ph.D. Senior Vice President, Business Development	—	—	—	—	—	—

Frank W. Tilley Director of Finance	—	—	—	—	—	—

(1)	The value of unexercised options is based on the fair market value of the underlying stock at fiscal year end, as determined by the Board of Directors.

     Compensation of Directors

     All Directors are reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings.

     Non-employee Directors receive stock options under the Employee Stock Option Plan as follows:

     Upon first joining the Board, each Director is granted 20,000 stock options. These options vest in twelve equal quarterly installments, commencing on the last day of the calendar quarter in which the option was granted.

     Immediately after each annual shareholders meeting, each Director elected to the Board is granted 10,000 stock options. These options vest in four equal quarterly installments, commencing on the last day of the calendar quarter in which the option was granted.

     The exercise price for the options is the fair market value of the shares on the date of the grant.

     The term of the options is five years from the date of the grant.

     Board Report on Executive Compensation

     Compensation for the President and Chief Executive Officer is determined by the Board based on competitive factors and the contribution of the President and Chief Executive Officer.

     Compensation for executive officers and significant employees is determined by the President and Chief Executive Officer based on competitive factors and the contribution of the individual employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Security Ownership of Certain Beneficial Owners.

     The following table sets forth information regarding persons who are known to DiCon to be the beneficial owner of more than five percent of DiCon’s common stock as of March 31, 2003:

	Name	Amount
	And Address	And Nature Of		Percent Of
Title Of Class	Of Beneficial Owner	Beneficial Ownership		Class

Common	Ho-Shang Lee, Ph.D. 1689 Regatta Blvd. Richmond, CA 94804	28,003,618	(1)	24.78%
Common	Gilles M. Corcos, Ph.D., as Trustee for The Gilles M. Corcos Trust 1689 Regatta Blvd. Richmond, CA 94804	14,626,410		12.94%
Common	Anne Bleecker Corcos, as Trustee for The Anne Bleecker Corcos Revocable Trust 88 Codornies Road Berkeley, CA 94708	11,786,000		10.43%
Common	Mei-Li Lee 1689 Regatta Blvd. Richmond, CA 94804	21,271,106	(2)	18.82%
Common	Samuel L. Taylor 506 Arlington Ave. Berkeley, CA 94707	14,522,920	(3)	12.85%

(1)	Includes 1,003,618 shares issued to employees under the ESOP and the Employee Stock Purchase Plan which are subject to voting right agreements pursuant to which Dr. Lee has sole voting rights.

(2)	Includes 261,357 shares subject to stock options under the Employee Stock Option Plan (“ESOP”) which are exercisable or exercisable within 60 days.

(3)	Includes 7,076,000 shares held by Mr. Taylor as co-Trustee for the Charlotte Bliss Taylor Trust.

Security Ownership of Management and Directors.

     The following table sets forth information regarding DiCon’s common stock beneficially owned by all directors and executive officers as of March 31, 2003:

		Amount
	Name	And Nature Of		Percent Of
Title Class	Of Beneficial Owner	Beneficial Ownership		Class

Common	Ho-Shang Lee, Ph.D.	28,003,618	(1)	24.78%
Common	Gilles M. Corcos, Ph.D., as Trustee for The Gilles	14,626,410		12.94%
	M. Corcos Trust
Common	Paul Ming-Ching Lo	600,165	(2)	0.53%
Common	Jannett Wang	93,647	(3)	0.08%
Common	Chung-Lung Lin	3,675,885	(4)	3.25%
Common	Anthony T. Miller	106,744	(5)	0.09%
Common	Andrew F. Mathieson	7,442,666	(6)	6.59%
Common	Dunson Cheng	16,666	(7)	0.01%

	Total for directors and executive officers	54,565,801		48.27%

(1)	Includes 1,003,618 shares issued to employees under the ESOP and the Employee Stock Purchase Plan which are subject to voting right agreements pursuant to which Dr. Lee has sole voting rights.

(2)	Includes 532,354 shares subject to stock options under the ESOP which are exercisable or exercisable within 60 days.

(3)	Includes 90,757 shares subject to stock options under the ESOP which are exercisable or exercisable within 60 days.

(4)	Includes 16,000 shares subject to stock options under the ESOP which are exercisable or exercisable within 60 days and 1,180,000 shares held by a company owned by Mr. Lin.

(5)	Includes 95,360 shares subject to stock options under the ESOP which are exercisable or exercisable within 60 days.

(6)	Includes 16,666 shares subject to stock options under the ESOP which are exercisable or exercisable within 60 days, 7,076,000 shares owned by Mr. Mathieson as co-Trustee for the Charlotte Bliss Taylor Trust, and 350,000 shares owned by Darlington Partners, L.P., an investment partnership for which Fairview Capital Investment Management LLC (“Fairview”) is the general partner. Mr. Mathieson is the managing member of Fairview.

(7)	These are shares subject to stock options under the ESOP which are exercisable or exercisable within 60 days.

Changes in Control.

     There are no arrangements, known to the registrant, the operation of which may at a subsequent date result in a change in control of the registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dunson Cheng is the Chairman, President and a shareholder of Cathay Bank. Cathay Bank was the lender under the construction loan for the Company’s corporate headquarters and manufacturing facility in Richmond, California, and is the lender under the mortgage loan which refinanced the construction loan. (See Note 9 to financial statements appearing in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2003). Dunson Cheng became a Director of DiCon in February 2002.

     During the fiscal year ended March 31, 2003, DiCon paid Cathay Bank $1,985,962 in principal and interest on the mortgage loan. The loan balance at March 31, 2003, was $26,193,176. The mortgage loan has a balloon payment due on November 20, 2004. At present interest rates, the balloon payment is estimated to be approximately $25,154,168. DiCon anticipates that it will refinance the mortgage loan at maturity, but there can be no certainty that it will be able to do so at that time.

     The bank line of credit to Global from a Taiwan bank is personally guaranteed by Ho-Shang Lee, President and Chief Executive Officer of DiCon, and corporately guaranteed by DiCon. Neither guarantor receives any fee or other compensation for issuing its guarantee.

     The line of credit to Global backed by commercial paper issued by Global is personally guaranteed by Chun-Lung Lin, President of Global. Guarantor does not receive any fee or other compensation for issuing its guarantee.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors is recommending that shareholders ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for DiCon for the fiscal year ending March 31, 2004.

     Representatives from PricewaterhouseCoopers LLP are not expected to be present at the annual meeting of shareholders.

     In March 2002, DiCon dismissed Arthur Andersen LLP (“Andersen”) as its independent public accountants. DiCon engaged PricewaterhouseCoopers LLP (“PwC”) as its independent accountants, effective as of March 31, 2002.

     The reports of Andersen on the financial statements for the fiscal year 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audit for the 2001 fiscal year and through Date of dismissal.June 30, 2002, there were no:

(1)	disagreements between DiCon and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter of the disagreement or disagreements in their reports on the financial statements for such years; or

(2)	reportable events involving Andersen that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

     DiCon has requested that Andersen furnish DiCon with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of an email dated July 10, 2002, from Andersen indicating that it is no longer able to respond to such requests is filed as Exhibit 16.1 to the Form 10 Registration Statement filed by DiCon on July 23, 2002.

     During the fiscal years ended March 31, 2001, 2002, and 2003, and through June 27, 2003, DiCon did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on DiCon’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Fees Paid to Independent Auditors

     The fees billed by PricewaterhouseCoopers LLP for the services indicated during the fiscal year ended March 31, 2003 are as follows:

(1)	Audit Fees	$162,000.00

(2)	Financial Information Systems Design and Implementation	- 0 -

(3)	All Other Fees	$12,080.49

     The Board of Directors has not considered whether the provision of services for item (3) above is compatible with maintaining the accountant’s independence.

OTHER BUSINESS

     The Board of Directors knows of no other matters that may be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

     The Company will furnish to any shareholder any Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, upon receipt of a written request therefore mailed to the Company’s office, 1689 Regatta Blvd., Richmond CA 94804 Attention: Corporate Secretary and upon payment of the Company’s reasonable expenses in furnishing the Exhibit.

SHAREHOLDER PROPOSALS – 2004 ANNUAL MEETING

     Shareholders are entitled to present proposals for action at a forthcoming shareholders’ meeting if they comply with the requirements of the proxy rules. Under the proxy rules, any proposals intended to be presented at the Annual Meeting of Shareholders of the Company to be held in the Year 2004 must be received at the Company’s offices on or before April 17, 2004, in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to such meeting. Any proposal submitted outside the process for inclusion in the Proxy Statement must be received at the Company’s offices on or before July 1, 2004, to avoid being considered untimely.

PROXY

DiCon Fiberoptics, Inc. (“DiCon”)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE VOTE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED

The undersigned shareholder hereby appoints Ho-Shang Lee, with full power of substitution, to act as proxy and hereby authorizes him to represent and to vote, as designated below, all shares of common stock of DiCon Fiberoptics, Inc. which the undersigned shareholder is entitled to vote at the annual meeting of shareholders to be held at DiCon’s executive offices, 1689 Regatta Blvd., Richmond, CA 94804 on Sunday, September 21, 2003, at 10:00 a.m. local time, and any adjournment or postponement thereof.

A.	The undersigned shareholder hereby authorizes the proxy to vote each proposal as marked, or if not marked to vote “APPROVE” for each proposal.

1.	Proposal for election of directors:

The nominees are: Ho-Shang Lee, Gilles M. Corcos, C.L. Lin, Andrew F. Mathieson, and Dunson Cheng.

To vote for all nominees check the “APPROVE all nominees” box below.

To withhold authority to vote for any nominee check the “APPROVE all nominees” box below, and strike a line through that nominee’s name above.

☐	APPROVE all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary above)		to vote for all nominees listed above

2.	Proposal for the ratification of PricewaterhouseCoopers LLP as independent auditors of DiCon Fiberoptics, Inc.

☐ APPROVE	☐ DISAPPROVE	☐ ABSTAIN

B.	The undersigned shareholder ☐ HEREBY AUTHORIZES ☐ DOES NOT HEREBY AUTHORIZE the proxy to use his discretion to vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof. At the present time, the board of directors knows of no other business to be presented at the meeting.

Whether or not you plan to attend the DiCon annual meeting in person, please complete and return this proxy as promptly as possible in the enclosed postage prepaid envelope.

Please indicate below whether you plan to attend the DiCon annual meeting in person.

☐ PLAN TO ATTEND	☐ DO NOT PLAN TO ATTEND

IMPORTANT: Please sign exactly as your name appears on your shares of DiCon stock. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation please sign in the corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person. If shares are held jointly, each shareholder should sign.

Date:	, 2003

Signature: